G48025

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000157075080

07/08/09--01043--007 **43.75

FILED
09 JUL -8 PM 12: 19
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Amend v Rest.

C.COULLIETTE

JUL 13 2009

EXAMINER

COVER LETTER

TO: Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

NAME OF CORPORATION: **GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.**

DOCUMENT NUMBER: **G48025**

The enclosed *Second Amended and Restated Articles of Incorporation* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Diane J. Harrison, Esq.
Name Of Contact Person

Harrison Law, P.A.
Firm/Company

6860 Gulfport Blvd. S. No. 162
Address

South Pasadena, FL 33707
City/State and Zip Code

diane@harrisonlawpa.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Diane J. Harrison, Esq. at **(941) 723-7564**

Enclosed is a check for the following amount made payable to the Florida Department of State:

☑ $43.75 Filing Fee & Certified Copy (Additional Copy is enclosed)

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION

OF

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
A Florida Corporation

Diane J. Harrison, Esq. certifies that:

1. Diane J. Harrison, Esq. is the duly appointed Secretary of the corporation herein above named.

2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the corporation shall be Great East Bottles & Drinks (China) Holdings, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

ARTICLE II.

The nature of the business of the corporation shall be to engage in any lawful activity permitted by the laws of the State of Florida, and desirable to support the continued existence of the corporation.

ARTICLE III.

The total authorized capital stock of the corporation shall be Three Hundred Seventy-Five million (375,000,000) shares of $.01 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

There shall be one (1) class of blank check preferred stock. The amount, value, dividends and any other privileges attached to said preferred stock shall be determined by the Board of Directors.

ARTICLE IV.

The principal place of business of the corporation shall be:

203 Hankow Center
5 - 15 Hankow Road
Tsimshatsui, Kowloon, Hong Kong

The corporation shall have the power to establish other offices both within and without the State of Florida.

The mailing address of the corporation shall be:

6860 Gulfport Blvd. S. No. 159
St. Petersburg, Florida 33707, USA

ARTICLE V.

The corporation shall have perpetual existence.

ARTICLE VI.

The registered agent and the office of the resident agent shall be as follows:

Harrison Law, P.A.
6860 Gulfport Blvd. S. No. 162
St. Petersburg, Florida 33707, USA

ARTICLE VII.

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (1) Director and not more than fifteen (15) directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (1) Director. The election of directors shall be on an annual basis. Each of the said Directors shall be of full and legal age. A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting. Meetings of the Board of Directors may be held within or without the State of Florida and members of the Board of Directors need not be stockholders.

ARTICLE VIII.

The names and post office addresses of the Board of Directors of the corporation are:

Name/Title	Address
Stetson Chung Director	203 Hankow Center 5 - 15 Hankow Road Tsimshatsui, Kowloon, Hong Kong

ARTICLE IX.

The names and post office addresses of the Officers, subject to this Charter and the By- Laws of the corporation and the laws of the State of Florida, shall hold office for one year or until removal, resignation or an election is held by the Board of Directors for the election of the officers and or the successors have been duly elected and qualified are:

Name/Title	Address
Stetson Chung President and Chief Executive Officer	203 Hankow Center 5 - 15 Hankow Road Tsimshatsui, Kowloon, Hong Kong
Michael Tam Treasurer and Chief Financial Officer	203 Hankow Center 5 - 15 Hankow Road Tsimshatsui, Kowloon, Hong Kong
Diane J. Harrison, Esq. Secretary	6860 Gulfport Blvd. S. No. 162 St. Petersburg, Florida 33707, USA

ARTICLE X.

It is specified that the date when the corporate existence of the corporation commenced is the date of filing by the Secretary of State of the original Articles of Incorporation, which was July 8, 1983.

ARTICLE IX.

The corporation shall have the power to indemnify any officer, director, or former officer or director, to the fullest extent permitted by law.

ARTICLE X.

If all of the directors severally and collectively consent in writing to any action taken or to be taken by the Corporation, and the writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

ARTICLE XI.

Except as otherwise provided by law, the voting power for each share of stock shall be vested dispositively in each of the holders of the outstanding common stock.

ARTICLE XII.

Any plan of merger, acquisition or other business combination shall require a simple majority vote of the shareholders. Said simple majority shall be 50.1% of the issued and outstanding shares.

The undersigned, being the Secretary, hereinbefore named, do make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly have hereunto set her hand this 7th day of July 2009.

I further declare under penalty of perjury under the laws of the State of Florida that the matters set forth in this Second Amended and Restated Articles of Incorporation are true and correct to the best of my knowledge.

Diane J. Harrison

Diane J. Harrison, Esq.

DONE and DATED this 7th day of July, 2009.

STATE OF FLORIDA)
) SS
COUNTY OF MANATEE)

On this 7 day of July, 2009, personally appeared before me, a Notary Public in and for said County and State, Diane J. Harrison, Esq., Secretary of Great East Bottles & Drinks (China) Holdings, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

FL DR. License

SUBSCRIBED and SWORN to before me this 7 day of July, 2009.

Mary Beth Hancock

NOTARY PUBLIC IN AND FOR SAID COUNTY

MARY BETH HANCOCK
Notary Public, State of Florida
Commission# DD850116
My comm. expires Jan. 28, 2013

CERTIFICATE OF SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

In accordance with Title XXXVI, Chapter 607, Section 607.1007 of the Florida Statutes, the Board of Directors of Great East Bottles & Drinks (China) Holdings, Inc. has adopted and approved the filing of this Second Amended and Restated Articles of Incorporation and confirms that this Restatement does not contain amendment(s) that required shareholder approval.

The undersigned, being the Secretary, for the purpose of filing this Certificate with the State of Florida, and in pursuance of the general corporation law of the State of Florida does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set her hand this 7th day of July 2009.

Diane J. Harrison

Diane J. Harrison, Esq.

DONE and DATED this 7th day of July, 2009.

STATE OF FLORIDA)
) SS
COUNTY OF MANATEE)

On this 7 day of July, 2009, personally appeared before me, a Notary Public in and for said County and State, Diane J. Harrison, Esq., Secretary of Great East Bottles & Drinks (China) Holdings, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

FL DR. License

SUBSCRIBED and SWORN to before me
this 7 day of July, 2009.

Mary Beth Hancock

NOTARY PUBLIC IN AND FOR SAID COUNTY

MARY BETH HANCOCK
Notary Public, State of Florida
Commission# DD850116
My comm. expires Jan. 28, 2013

WRITTEN ACCEPTANCE BY REGISTERED AGENT

I, Diane J. Harrison, Esq., President of HARRISON LAW, P.A., the undersigned, being the registered agent for GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC., do hereby state that I am familiar with and accept the duties and responsibilities as registered agent for the said corporation. I hereby declare and certify the facts hereinabove stated are true, and accordingly hereunto set my hand this 7th day of July 2009.

HARRISON LAW, P.A.

Diane J Harrison

Diane J. Harrison, Esq., PRESIDENT

DONE and DATED this 7th day of July, 2009.

STATE OF FLORIDA)
) SS
COUNTY OF MANATEE)

On this 7 day of July, 2009, personally appeared before me, a Notary Public in and for said County and State, Diane J. Harrison, Esq., President of HARRISON LAW, P.A., who proved to be the above named registered agent and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

FL DR License

SUBSCRIBED and SWORN to before me
this 7 day of July, 2009.

Mary Beth Hancock

NOTARY PUBLIC IN AND FOR SAID COUNTY

MARY BETH HANCOCK
Notary Public, State of Florida
Commission# DD850116
My comm. expires Jan. 28, 2013

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.

Board Resolution Appointing Officers

WHEREAS, it is deemed desirable and in the best interest of Great East Bottles & Drinks (China) Holdings, Inc. ("GEBD") that the following actions be taken by the Directors of GEBD pursuant to this Resolution.

NOW, THEREFORE, BE IT RESOLVED that, pursuant to Florida law, the undersigned, being all the Directors of GEBD, hereby consent to, approve, and adopt the following:

APPOINTMENT OF OFFICERS.

RESOLVED, that the following person is elected to the office indicated next to her name to serve until her successor shall be duly elected, unless she resigns, is removed from office or is otherwise disqualified from serving as an officer of this corporation, to take her respective office immediately upon such appointment:

Office	Name
Secretary	Diane J. Harrison

DIRECTOR
Dated: June 1, 2009

By: ______________________________

Stetson Chung
Director